UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2008

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Utah
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

6033 W. Century Blvd, Suite 1090, Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

(310) 670-7911
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective June 30, 2008, Global Clean Energy Holdings, Inc. (the “Company”) appointed Dr. Mark A. Bernstein, Ph.D., to serve on its Board of Directors. Dr. Bernstein is currently a teaching professor at The University of Southern California (USC), where he also serves as the Managing Director of USC’s Energy Institute. Dr. Bernstein is an internationally recognized expert on energy policy and alternative energy technologies.

Dr. Bernstein was awarded a Ph.D. in Energy Management and Policy from the University of Pennsylvania, holds a Masters degree in Mathematics from Ohio State University, and a B.A. from State University of New York at Albany.

As a non-employee, unaffiliated director, Dr. Bernstein will be granted options to purchase 500,000 shares of the Company’s common stock (which options will have an exercise price equal to the market price on the date of grant and will vest over a period of one year), and a cash fee of $2,000 per month.

ITEM 8.01 OTHER EVENTS

On June 30, 2008, the Company issued a press release (the “Press Release”) announcing the appointment of Dr. Bernstein to its Board of Directors. A copy of the Press Release is filed as an exhibit to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

Exhibit No.	Description
99.1	Press Release dated June 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CLEAN ENERGY HOLDINGS, INC.

Date: June 30, 2008	By:	/s/ BRUCE NELSON
Bruce Nelson, Chief Financial Officer